Exhibit 10.1

Products & Services Agreement Contract Number - SAAA_Website 2011PL PO BOX 34456, West Bethesda, MD 20817 www.audioeye.com Voice 866.331.5324 FAX 520-844-2989

Sales Representative Name: Paul Lyons Phone: 866.331.5324 or 520.548.8045 e-mail: plyons@audioeye.com	VAR: ___________________________________________ Address: ________________________________________ City _______________________ State ______________ Phone: e-mail:
Company: Southern Arizona Attractions Alliance	Contact name: Gentry Spronken
Address: P.O. Box 57130 Tucson, AZ 85732	Phone: 520-881-0606 Fax: 520-881-9307 e-mail: gentrys@theminitimemachine.org
Billing Address: Same as Above	Agreement Beginning Date: June 2011 Agreement Ending Date: Estimated -August 2011
Website: www.tucsonattractions.com	New Site XXX Renewal New Job XXX
Payments Due: See payment breakdown below	Comments:

Product/Service	Select	Description	Monthly Fees
Custom Website Development -Including CMS	XXX
▪ Create dashboard functionality Flash banner rotating w/featured attractions on the homepage

▪ Unlimited custom web pages

▪ Provide Passport information on the homepage linking to agency’s PayPal account

▪ Create navigational functionality to include each and any future attractions by category: Nature, Arts, Family Fun, Heritage, Science, Shopping and other items would include Events

▪ Create linkages to (Industry partners links), current calendar features and any promotional content

▪ Create newsletter sign-up with data base

▪ Create linkages to all SAAA social networking accounts on homepage

▪ Create members only login page that is password protected (from the homepage) for postings, etc. intended for members

▪ Create individual attraction pages reflecting, that specific attraction including the following information; attraction name, address, phone, website, logo, picture(s), description, video, admission fees, and operating calendar, Banner ads and/or Event ads throughout the site.

▪ Create a Content Management System (CMS), which allow SAAA to update website, images and text content.

▪ Create analytics/tracking and reporting measures in place

▪ Create the website sitemap to increase discoverability (including Meta Tag to each “head” section of your page.  This provides a short description of the page)

Total Cost = $7,500.00 Payment Breakdown 1/3 payment at contract signing = $2,500 1/3 payment due when mock-up approved = $2,500 1/3 payment due upon project completion = $2,500
Additional custom development (1 hour minimum)	XXX	Additional programming, design, production or encoding will be charged at $95/hour	$
Donated Software	XXX	Audio Eye Patented Accessibility Software Sample Links below and attached Literature: www.grijalva.house.gov www.giffords.house.gov	Provided as a donation to Southern Arizona Attraction Alliance as an added value (Actual cost is $3,500 for non-profits - yearly licenses fee)

Task	Description	Date(s)
Design and mock-ups phase	Audio Eye will provide 2 to 3 mock-ups based on Scope of Work (S.O.W)	One week after signed agreement
Development Starts	Based on Southern Arizona Attraction Alliance approval – Audio Eye begins development	TBD
Milestone Based Delivery	Based on the final plan outcomes we will provide milestone productions, which is project completion.	TBD

http://www.audioeye.com/beta/InHouse/product-services.html

Client: Southern Arizona Attractions Alliance

Client Representative: Gentry Sporonken

Title:  Marketing Chair                                                                                                                     DATE:

Audio Eye Sales Manager: Paul Lyons                                                                                       DATE: June 2011

Audio Eye CEO:                                                                                                                              DATE:

PAYMENT INFORMATION

BY CHECK

Please make check payable to Audio Eye, Inc. and send payment to this address

PO Box 34456
  West Bethesda, MD 20817